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                                                       EXHIBIT 23.1

              CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement
(Form S-8) of Chiron Corporation pertaining to the Chiron 1991 Stock Option
Plan of our report dated February 17, 1995, relating to the consolidated balance sheet of Chiron Corporation and subsidiaries as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and the related schedule.

                                              KPMG PEAT MARWICK LLP



San Francisco, California
December 15, 1995